AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crest Radius Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3582

(Primary Standard Industrial Classification Code Number)

7 Kaapa,Tsolgo, Estonia 65552

crestr@mail.ee

Tel: (775)525-3078

(Address and telephone number of registrant's principal executive offices)

Jackson L. Morris, Attorney at Law

3116 West North A Street

Tampa, FL 33609-1544

jmorris8@tampabay.rr.com

Tel: (813) 874-8854

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,000,000	$0.04	$80,000	$9.96

___________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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CREST RADIUS INC.

4,000,000 SHARES OF COMMON STOCK

$0.04 per share

NO MINIMUM

This is the initial offering of Common stock of Crest Radius Inc. and no public market exists for the securities being offered. Crest Radius Inc. is offering for sale a total of 4,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Crest Radius Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Crest Radius Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Our independent registered accountants’ audit report stated that there is substantial doubt about our ability to continue as a going concern. If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Commissions	Proceeds to the Company
Common Stock	$0.04	Not Applicable	$80,000
Total	$0.04	Not Applicable	$80,000

We estimate our total offering registration costs to be approximately $8,000. The registration costs will be paid from the proceeds of the offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion,

Dated___________, 2018

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CREST RADIUS INC.

7 Kaapa,Tsolgo , Estonia 65552

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Crest Radius Inc" are to Crest Radius Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Crest Radius Inc. Inc. was incorporated in the State of Nevada on April 3, 2017. Our primary business will be the distribution of Laundry Washing Machines from China to the markets of USA and Europe. We have concluded an agreements with Guangzhou Enejean Washing Equipment Manufacturing Co., Ltd,Ningbo Qishuai Electrical Appliance Co., Ltd, Shanghai Flying Fish Machinery Manufacturing Co., Ltd., Zhengzhou Hento Machinery Co., Ltd. for distribution of their Laundry Washing Machines.

We are a development stage company and as of September 30,2017 we have generated our first revenues of 30,118. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market, negotiation of supply and distribution contracts, closing our first sale with customer, purchasing our office located at 7 Kaapa, Tsolgo , Estonia 65552 on April 27, 2017. Per our business plan we anticipate sales to continue in 2017. Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors. Our assets at September 30,2017 were $9,686 consisting of $5,078 in cash and $4,608 (net) in property.

The administrative office of the company is currently located at 7 Kaapa,Tsolgo , Estonia 65552. We plan to use these offices until we require larger space. Our fiscal year end is September 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:

2,000,000 shares of common stock, par value $.001.

Offering Price per Share:

$.04

Offering Period:

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company

(after payment of offering expenses estimated at $8,000):

$72,000, if 100% of Offering is sold.

$52,000, if 75% of Offering is sold.

$32,000, if 50% of Offering is sold

$12,000, if 25% of Offering is sold.

There is no guarantee that we will receive any proceeds from the Offering.

Use of Proceeds:

We intend to use the proceeds to start up and expand our business operations.

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Number of Shares Outstanding Before the Offering:

2,000,000

Number of Shares Outstanding After the Offering:

6,000,000, if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of September 30,2017:

Balance Sheet
Total Assets	$9,686
Total Liabilities	$89
Stockholders’ Equity	$9,597

Three months ending September 30, 2017

Income Statement
Revenue	$30,118
Cost of Goods Sold	$23,348
Total Expenses	$1,173
Net Income (Loss)	$5,597

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FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*trends affecting the Company's financial condition, results of operations or future prospects

*the Company's business and growth strategies

*the factors that we expect to contribute to our success and our ability to be successful in the future

*our business model and strategy for realizing positive sales result

*competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*expenses

*our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*the impact of new accounting pronouncements on our financial Statements

*that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*our market risk exposure and efforts to minimize risk

*our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*expectations, plans, beliefs, hopes or intentions regarding the future

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Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*the Company's inability to raise additional funds to support operations and capital expenditures

*the Company's inability to effectively manage its growth

*the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*the Company's inability to successfully compete against existing and future competitors

*the effects of intense competition that exists in the Laundry and Washing Machine industry

*the economic downturn and its effect on consumer spending

*the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*the effects of energy price increases on our cost of operations and our revenues

*financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

THERE ARE RISKS RELATED TO DOING BUSINESS IN CHINA GIVEN AN UNCERTAIN REGULATORY ENVIRONMENT.

China has an evolving regulatory environment and often new regulations are adopted to regulate certain areas where there were no regulations before. As a result, we may be exposed to unforeseen risks of violating rules that did not previously exist.

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THE LAUNDRY MACHINE AND WASHING MACHINE MARKET IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national Laundry and Washing Machine distributors and dealers. Also, some Laundry and Washing Machine suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.

WE DEPEND ON LAUNDRY AND WASHING MACHINE SUPPLIERS AND MANUFACTURERS FOR OUR BUSINESS TO OPERATE

We do not have our own manufacturing facility to produce Laundry and Washing Machine. We will be entirely dependent on third parties to supply Laundry and Washing Machine to operate our business. Some of the business for Laundry and Washing Machine suppliers will likely come from producing or selling our competitors’ products. These suppliers may devote more resources to other products or take other actions detrimental to our offer. We will face risks associated with any supplier’s or manufacturer’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.

CHANGES IN ECONOMIC CONDITIONS THAT IMPACT CONSUMER SPENDING COULD HARM OUR BUSINESS.

We are sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non-survival products, such as Laundry and Washing Machine, which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products.

BECAUSE WE OFFER OUR PRODUCTS FROM CHINA TO THE USA, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US AND OUR CUSTOMERS.

Our product will be an import for our customers. They should be sure of delivery by their transportation companies. The following factors could have influence on transportation companies’ stability.

•	fuel price increases;
•	problems with shipping over the border;
•	container shortages;
•	increased inspections of import shipments or other factors causing delays in shipments; and
•	economic crises, international disputes and wars.

KARDO VALBE, THE PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH MIMIMAL REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin during second part of the year of 2018. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Valbe. While Mr. Valbe does not owe any fiduciary duties to in respect of other business ventures or, in fact, any companies other than the Company, as a practical matter he is presently unable to devote full time to the Company’s business.

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Also, our officer does not have any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. In the event Mr. Valbe is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION.

Our independent registered accountants’ audit report stated that we have had significant operating losses, a working capital deficiency and that we are in need for a new capital raise, which raise substantial doubt about our ability to continue as a going concern. If Management is unable to address these uncertainties in a successful manner, we could go out of business, with the result that you would lose your investment.

OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE THE UNITED STATES OF AMERICA.

Mr. Valbe resides outside the United States of America. As a result, it may be difficult or impossible for investors to effect service of process upon Mr. Valbe or to enforce against him judgments obtained in the United States courts predicated upon the liability provisions of the United States Securities Laws.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED MINIMAL REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on April 3, 2017; we have commenced our business operations; and we have realized $30,118 in revenue as of September 30, 2017. We have a very limited initial operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the normal startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE HAVE SOME ASSETS BUT ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST A QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST A QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash received from our first sale of products, cash paid by our founder for the acquisition of his shares as well as a small loan from Mr. Valbe. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SUFFICIENT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have generated $30,118 in revenues from operations. In order for us to continue with our plans and expand our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE LOSS OF THE SERVICES OF KARDO VALBE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

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Our performance is substantially dependent upon our President, Kardo Valbe. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

WE CURRENTLY HAVE ONLY FOUR SUPPLIERS

At this time we have only four suppliers to provide the products that we distribute. We may be unable to fill orders if our suppliers cease to sell Laundry and Washing Machine and other products to us.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE LAUNDRY AND WASHING MACHINE DISTRIBUTION INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe the Laundry and Washing Machine products we sell are desirable; however, we currently have no copyright or trademark for our products or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no copyright protection unauthorized persons may attempt to copy aspects of our business, including our future web site design or functionality, products or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $20,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares. Our sole officer and director does not have any experience conducting a best-efforts offering, which decreases the likelihood that the Offering will be successful.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Crest Radius Inc or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our sole existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.0136 per share, $0.026 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

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INVESTED FUNDS ARE IRREVOCABLE AND WILL NOT BE RETURNED TO INVESTORS

All invested funds are irrevocable. Once they are received by the Company in the course of this Offering, the invested funds will not be returned to investors.

OUR SOLE DIRECTOR AND OFFICER WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 66.6% of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from the proceeds of the Offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future substantial revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $80,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 50%, 75% and 100%, respectively, of the Offering is sold. In the event that only 25% is sold, the proceeds will be spent entirely on offering expense, SEC reporting and compliance. There is no guarantee that we will receive any proceeds from the Offering.

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	If 25% sold	If 50% sold	If 75% sold	If 100% sold
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Establishing an office	$-	$3,000	$5,000	$7,000
Website development	$-	$4,000	$5,000	$8,000
Sales person salary	$-	$5,000	$10,000	$15,000
Marketing and advertising	$-	$8,000	$20,000	$30,000
SEC reporting and compliance	$12,000	$12,000	$12,000	$12,000

None of the money allocated to salaries here is planned to be used as compensation for our officer and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2017, the net tangible book value of our shares was $9,597 or approximately $002 per share, based upon 4,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $80,000 minus the estimated Offering expenses of $8,000 resulting in net proceeds of $72,000, the net tangible book value of the 6,000,000 shares to be outstanding will be $81,597, or approximately $0.0136 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $0.011 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per Share) of $ 0.026 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $ 0.0136 per share, reflecting an immediate reduction in the $0.04 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 66.6% of the total number of shares then outstanding, for which he will have made a cash investment of $4,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 33.4.00% of the total number of shares then outstanding, for which they will have made a cash investment of $80,000, or $0.04 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to September 30,2017. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

	25%	50%	75%	100%
Price Paid per Share by Existing Shareholder	$.001	$.001	$.001	$.001
Public Offering Price per Share	$.04	$.04	$.04	$.04
Net Tangible Book Value Prior to this Offering	$9,597	$9,597	$9,597	$9,597
Net Tangible Book Value After this Offering	$21,597	$41,597	$61,597	$81,597
Increase in Net Tangible Book Value per Share
Attributable to cash payments for the shares offered	$.002	$.006	$.009	$.011
Immediate Dilution per Share to New Investors	$.035	$.032	$.029	$.026

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director Mr. Valbe to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares that he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. Valbe, our officer and director, will sell the shares on behalf of the Company, and he intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Valbe will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker- dealer; and

d.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

1.	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

2.	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

3.	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer and director does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares. All proceeds received by the Company will be immediately available for use in our business plan.

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PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Crest Radius Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock:

1.	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to September 30, 2017 have been audited by Zia Masood Kiani & Co., Chartered Accountants. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Jackson L. Morris, Attorney at Law, has opined upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Crest Radius Inc. was incorporated in the State of Nevada on April 3, 2017. We were formed to engage in the distribution of Laundry Washing Machines from China to the markets of USA and Europe. We have concluded an agreement with Guangzhou Enejean Washing Equipment Manufacturing Co., Ltd, Ningbo Qishuai Electrical Appliance Co., Ltd, Shanghai Flying Fish Machinery Manufacturing Co., Ltd., Zhengzhou Hento Machinery Co., Ltd. for distribution of their Laundry Washing Machines.

We are still in the development stage and as of September 30, 2017 we have generated $30,118 in revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

Our company plans to distribute Laundry Washing Machines from China to the markets of USA AND EUROPE. We focus solely on the goods produced in China because today about 70% of manufacturing companies importing washing machines to all the countries of the world are located in China. The delivery will be made to both retail chains and wholesale companies (companies-dealers, distributors).

In General

A washing machine (laundry machine, clothes washer, or washer) is a machine used to wash laundry, such as clothing and sheets. The term is mostly applied to machines that use water as opposed to dry cleaning (which uses alternative cleaning fluids, and is performed by specialist businesses) or ultrasonic cleaners. Laundry detergent is added to the wash water, and is sold in either powdered or liquid form.

Bendix Home Appliances, a subsidiary of Avco, an otherwise unrelated company, who licensed the name from Bendix Corporation, introduced the first domestic automatic washing machine in 1937, having applied for a patent in the same year. In appearance and mechanical detail, this first machine was not unlike the front loading automatic washers produced today. Although it included many of the today's basic features, the machine lacked any drum suspension and therefore had to be anchored to the floor to prevent "walking". Because of the components required, the machine was also very expensive. For instance, the Bendix Home Laundry Service Manual (published November 1, 1946) shows that the drum speed change was facilitated by a 2-speed gearbox built to a heavy-duty standard (not unlike a car automatic gearbox, albeit at a smaller size). The timer was also probably fairly costly, because miniature electric motors were expensive to produce.

Early automatic washing machines were usually connected to a water supply via temporary slip-on connectors to sink taps. Later, permanent connections to both the hot and cold water supplies became the norm, as dedicated laundry water hookups became common. Most modern front-loading European machines now only have a cold water connection (called "cold fill") and rely completely on internal electric heaters to raise the water temperature.

Many of the early automatic machines had coin-in-the-slot facilities and were installed in the basement laundry rooms of apartment houses.

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Laundry Washing Machine History

Clothes washer technology developed as a way to reduce the manual labor spent, providing an open basin or sealed container with paddles or fingers to automatically agitate the clothing. The earliest machines were hand-operated and constructed from wood, while later machines made of metal permitted a fire to burn below the washtub, keeping the water warm throughout the day's washing.

The earliest special-purpose mechanical washing device was the washboard, invented in 1797 by Nathaniel Briggs of New Hampshire.

By the mid-1850s steam-driven commercial laundry machinery were on sale in the UK and US. Technological advances in machinery for commercial and institutional washers proceeded faster than domestic washer design for several decades, especially in the UK. In the United States there was more emphasis on developing machines for washing at home, though machines for commercial laundry services were widely used in the late 19th and early 20th centuries. The rotary washing machine was patented by Hamilton Smith in 1858. As electricity was not commonly available until at least 1930, some early washing machines were operated by a low-speed, single-cylinder hit-and-miss gasoline engine.

After the items were washed and rinsed, water had to be removed by twisting. To help reduce this labor, the wringer/mangle machine was developed. As implied by the term "mangle," these early machines were quite dangerous, especially if powered and not hand-driven. A user's fingers, hand, arm, or hair could become entangled in the laundry being squeezed, resulting in horrific injuries; unwary bystanders, such as children, could also be caught and hurt. Safer mechanisms were developed over time, and the more hazardous designs were eventually outlawed.

The mangle used two rollers under spring tension to squeeze water out of clothing and household linen. Each laundry item would be fed through the wringer separately. The first wringers were hand-cranked, but were eventually included as a powered attachment above the washer tub. The wringer would be swung over the wash tub so that extracted wash water would fall back into the tub to be reused for the next load.

The modern process of water removal by spinning did not come into use until electric motors were developed. Spinning requires a constant high-speed power source, and was originally done in a separate device known as an "extractor". A load of washed laundry would be transferred from the wash tub to the extractor basket, and the water spun out in a separate operation. These early extractors were often dangerous to use, since unevenly distributed loads would cause the machine to shake violently. Many efforts were made to counteract the shaking of unstable loads, such as mounting the spinning basket on a free-floating shock-absorbing frame to absorb minor imbalances, and a bump switch to detect severe movement and stop the machine so that the load could be manually redistributed.

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What is now referred to as an automatic washer was at one time referred to as a "washer/extractor", which combined the features of these two devices into a single machine, plus the ability to fill and drain water by itself. It is possible to take this a step further, and to also merge the automatic washing machine and clothes dryer into a single device, called a combo washer dryer.

Research Sources:

http://books.google.com/books?id=7igDAAAAMBAJ&pg=PA62#v=onepage&q&f=false

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Contemporary Outlook on Washing Machines

Over time manufacturers of automatic washers have gone to great lengths to reduce cost. For instance, expensive gearboxes are no longer required, since motor speed can be controlled electronically.

Even on some expensive washers, the outer drum of front loading machines is often made of plastic. This makes changing the main bearings difficult, as the plastic drum usually cannot be separated into two halves to enable the inner drum to be removed to gain access to the bearing.

Some machines now use a direct drive motor, a low aspect ratio device, where the stator assembly is attached to the rear of the outer drum, whilst the co-axial rotor is mounted on the shaft of the inner drum. Direct drive eliminates the need for a pulley, belt and belt tensioner.

In the early 1990s, upmarket machines incorporated microcontrollers for the timing process. These proved reliable and cost-effective, so many cheaper machines now also incorporate microcontrollers rather than electromechanical timers.

In 1994, Staber Industries released the System 2000 washing machine, which is the only top-loading, horizontal-axis washer to be manufactured in the United States. The hexagonal tub spins like a front-loading machine, using only about one third as much water as conventional top-loaders. This factor has led to an Energy Star rating for its high efficiency.

In 1998, New Zealand-based company Fisher & Paykel introduced its SmartDrive washing machine line in the US. This washing machine uses a computer-controlled system to determine certain factors such as load size and automatically adjusts the wash cycle to match. It also used a mixed system of washing, first with the "Eco-Active" wash, using a low level of recirculated water being sprayed on the load followed by a more traditional style wash. The SmartDrive also included direct drive brushless DC electric motor, which simplified the bowl and agitator drive by doing away with the need for a gearbox system.

In 2000, the British inventor James Dyson launched the CR01 ContraRotator, a type of washing machine with two cylinders rotating in opposite directions. It was claimed that this design reduced the wash time and produced cleaner washing than a single cylinder machine. In 2004 there was the launch of the CR02, which was the first washing machine to gain the British Allergy Foundation Seal of Approval. However, neither of the ContraRotator machines are now in production as they were too expensive to manufacture.

In 2001, Whirlpool Corporation introduced the Calypso, the first vertical-axis high efficiency washing machine to be top-loading. A washplate in the bottom of the tub nutated (a special wobbling motion) to bounce, shake, and toss the laundry around. Simultaneously, water containing detergent was sprayed on to the laundry. The machine proved to be good at cleaning, but gained a bad reputation due to frequent breakdowns and destruction of laundry. The washer was recalled with a class-action lawsuit[citation needed] and pulled off the market.

In 2003, Maytag introduced their top-loading Neptune washer. Instead of an agitator, the machine had two washplates, perpendicular to each other and at a 45 degree angle from the bottom of the tub. The machine would fill with only a small amount of water and the two washplates would tumble the load within it, mimicking the action of a front-loading washer in a vertical axis design.

In 2008, the University of Leeds created a concept washing machine that uses only a cup (less than 300 ml) of water and 20 kg of re-usable plastic beads to carry out a full wash. The machine leaves clothes virtually dry, and uses less than 2 % of the water and energy otherwise used by a conventional machine. As such, it could save billions of liters of water each year. The concept is being developed as the Xeros Washing Machine.

Approximately in 2012, eco indicators were introduced, capable of predicting the energy demand based on the customer settings in terms of program and temperature.

Features available in most modern consumer washing machines:

Delayed execution: a timer to delay the start of the laundry cycle

Predefined programs for different laundry types

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Rotation speed settings

Variable temperatures, including cold wash

Additionally some of the modern machines feature:

Child lock

Steam

Time remaining indication

How to choose between top loading machine and front loading machine

Note: Images are for discussion purposes only, these are not images of the exact products we offer.

True front-loaders, and top-loading machines with horizontal-axis drum as described above, can be compared with top-loaders on a number of aspects:

Efficient cleaning: Front-loaders usually use less energy, water, and detergent compared to the best top-loaders. "High Efficiency" washers use 20% to 60% of the detergent, water and energy of "standard" washers. They usually take somewhat longer (20–110 minutes) to wash a load, but are often computer controlled with additional sensors, to adapt the wash cycle to the needs of each load. As this technology improves, the human interface will also improve, to make it easier to understand and control the many different cleaning options.

Water usage: Front-loaders usually use less water than top-loading residential clothes washers. Estimates are that front-loaders use from one third to one half as much water as top-loaders.

Spin-dry effectiveness: Front-loaders (and European horizontal axis top loaders) offer much higher maximum spin speeds of up to 2000 RPM, although home machines tend to be in the 1000 to 1400 RPM range, while top-loaders (with agitators) do not exceed 1140 RPM. High-efficiency top-loaders with a wash plate (instead of an agitator) can spin up to 1100 RPM, as their center of gravity is lower. Higher spin speeds, along with the diameter of the drum, determine the g-force, and a higher g-force removes more residual water, making clothes dry faster. This also reduces energy consumption if clothes are dried in a clothes dryer.

Cycle length: Top-loaders have tended to have shorter cycle times, in part because their design has traditionally emphasized simplicity and speed of operation more than resource conservation.

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Wear and abrasion: Top-loaders require an agitator or impeller mechanism to force enough water through clothes to clean them effectively, which greatly increases mechanical wear and tear on fabrics. Front-loaders use paddles in the drum to repeatedly pick up and drop clothes into water for cleaning; this gentler action causes less wear. The amount of clothes wear can be roughly gauged by the amount of accumulation in a clothes dryer lint filter, since the lint largely consists of stray fibers detached from textiles during washing and drying.

Difficult items: Top-loaders may have trouble cleaning large items, such as sleeping bags or pillows, which tend to float on top of the wash water rather than circulate within it. In addition, vigorous top-loader agitator motions may damage delicate fabrics.

Noise: Front-loaders tend to operate more quietly than top-loaders because the door seal helps contain noise, and because there is less of a tendency to imbalance. Top-loaders usually need a mechanical transmission, which can generate more noise than the rubber belt or direct drive found in most front loaders.

Compactness: True front-loading machines may be installed underneath counter-height work surfaces. A front-loading washing machine, in a fully fitted kitchen, may even be disguised as a kitchen cabinet. These models can also be convenient in homes with limited floor area, since the clothes dryer may be installed directly above the washer ("stacked" configuration).

Water leakage: Top-loading machines are less prone to leakage, because simple gravity can reliably keep water from spilling out the loading door on top. True front-loading machines require a flexible seal or gasket on the front door, and the front door must be locked during operation to prevent opening, lest large amounts of water spill out. This seal may leak and require replacement. However, many current front-loaders use so little water that they can be stopped mid-cycle for addition or removal of laundry, while keeping the water level in the horizontal tub below the door level. Best practice installations of either type of machine will include a floor drain or an overflow catch tray with a drain connection, since neither design is immune to leakage or a solenoid valve getting stuck in the open position.

Maintenance and reliability: Top-loading washers are more tolerant of maintenance neglect, and may not need a regular "freshening" cycle to clean door seals and bellows. During the spin cycle, a top-loading tub is free to move about inside the cabinet of the machine, using only a lip around the top of the inner basket and outer tub to keep the spinning water and clothing from spraying out over the edge. Therefore, the potentially problematic door-sealing and door-locking mechanisms used by true front-loaders are not needed. On the other hand, top-loaders use mechanical gearboxes that are more vulnerable to wear than simpler front-load motor drives.

Accessibility and ergonomics: Front-loaders are more convenient for very short people and those with paraplegia, as the controls are front-mounted and the horizontal drum eliminates the need for standing or climbing.

Market outlets

Currently, two large markets have been selected by our company to distribute our products into: the USA market and the European countries such as Austria, Denmark, Albania, Belgium, Bulgaria, Iceland, Great Britain, Latvia, Germany, Lithuania, Ireland, Poland, Norway, Greece, Turkey, Finland, Spain, Estonia, Italy, Czech Republic, Sweden, Netherlands, France, Portugal, Switzerland, Croatia and others as well as CIS countries such as Azerbaijan, Armenia, Belarus, Kazakhstan, Kirgizia, Moldavia, Russia, Tajikistan, Turkmenistan, Uzbekistan.

These markets of the USA market and the European countries are viewed as major markets with high purchasing power. These EU market outlets are our top priority due to their geographic proximity to China, which will allow to significantly reduce the transportation costs and, subsequently, the cost of finished products.

We plan to generate our revenue by distributing wholesale our Laundry and Washing Machine products. Our products will be offered at prices marked-up from 20% to 30% of our cost. Our clients will be asked to 100% prepay for the products. Clients will choose any payment options they like. Clients will be responsible to cover the shipping costs. Shipping costs and our service cost will be added automatically to a customer’s final bill.

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We plan to use price strategy to setting up our prices according to the market prices and if it's possible we plan to set up lower prices to be competitive. But we will not set up our prices less than our purchase cost plus our 20-30% of margin in total.

We believe that our potential clients will pay for the shipping by themselves. In case our customers would like to arrange the shipping, we will add an 3% service fee and include a shipping company price in the final bill.

Our customers will be asked to make 100% prepayment for the products.

Marketing

We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ads. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com. In addition, we are going to issue monthly printed catalog and send it to our clients. We will take part in the specialized exhibitions to present our service to potential clients, some of which includes : Manchester Cleaning Show , Manchester, United Kingdom,THE EXPERIENCE Conference & Trade Show , Atlanta GA, United States,EsClean Hygiene & Cleaning Trade Show, Madrid, Spain,Knoxville Fall Home, Design & Remodeling Show ,Knoxville TN, United States,ISSA/INTERCLEAN North America ,world's largest and leading trade event for cleaning professionals, Dallas TX, United States,BrandSource Convention & Expo , Las Vegas NV, United States.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The Laundry and Washing Machine industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours, including financial and marketing. Examples of competitors are: Miele, LG Electronics, Bosch, Siemens, Zanussi, Whirlpool Corporation, Maytag, General Electric, Hotpoint, AEG, Amana, Philips, Kenmore, Inglis, Panasonic Corporation, Fisher & Paykel, Haier, Indesit Co., Electrolux Laundry Systems, Smeg, Sharp Corporation and Frigidaire.

We are going to use price strategy. Price strategy is the way to sell any goods with the cost minimization. Pricing strategy refers to method companies use to price their products or services. Our price strategy based on marginal-cost pricing method or cost minimization method. We intend to offer lower competitive price regarding operational cost minimization or margin minimization. In business, the practice of setting the price of a product to equal the extra cost of producing an extra unit of output. By this policy, a producer charges, for each product unit sold, only the addition to total cost resulting from materials and direct labor. Businesses often set prices close to marginal cost during periods of poor sales. We will directly work with Laundry and Washing Machine manufactures and traders in China. Our customers will control the delivery by themselves. We will focus our forces only on potential clients, service quality and marketing.

SOURCES AND AVAILABILITY OF PRODUCTS

We will be contracting with manufacturers to provide their products to us, which we will be selling wholesale to trade companies that are specializing in the supply of home and household products to large store chains and hypermarkets and wholesale warehouses of home goods. We have identified several manufacturers that specialize in Laundry and Washing Machine on the internet. We already have negotiated agreements that will be suitable to all parties for our Laundry and Washing Machine products.

DEPENDENCE ON ONE OR A FEW MAJOR SUPPLIERS

We presently have only ordered from one supplier. As our business is established and grows, we intend to add additional suppliers so that we will not continue to rely on one or few major suppliers. We plan to locate and add additional product suppliers by taking part in the specialized exhibitions such as Laundry Expo (China International Laundry Industry Exhibition) in Shanghai, China.

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Under our existing contract with Guangzhou Enejean Washing Equipment Manufacturing Co., Ltd, Ningbo Qishuai Electrical Appliance Co., Ltd, Shanghai Flying Fish Machinery Manufacturing Co., Ltd., Zhengzhou Hento Machinery Co., Ltd. our price is to be agreed upon on each separate shipment. Delivery will be taken from local USA or EU supplier warehouse. The agreements are for any amount in purchases. The Agreements contain provisions as to required shipping documents, payment in U.S. dollars, delivery and acceptance of the goods, packing and marking, as well as arbitration of claims and other customary terms and conditions.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection or our company development of our own proprietary products. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

Our products will meet Chinese, USA and EU regulations subject to our industry. Our suppliers in China will be responsible for providing certificates of compliance.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of Laundry and Washing Machines in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have no employees, Kardo Valbe acts as our chief executive officer.

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Emerging Growth Company Status under the JOBS Act

Crest Radius Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

-The first fiscal year after its annual revenues exceed $1 billion;

-The first fiscal year after the fifth anniversary of its IPO;

-The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period;

and

-The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

-Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

-Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

-Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

-Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

-The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

-The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

-Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

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-The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at 7 Kaapa,Tsolgo , Estonia 65552 which we purchased and own outright since April 27, 2017. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-the bid and offer quotations for the penny stock;

-the compensation of the broker-dealer and its salesperson in the transaction;

-the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, April 3, 2017, to September 30, 2017 can be found on page F-1.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As of September 30, 2017, we have generated initial revenue of $30,118. We have incurred $1,173 in miscellaneous expenses since inception through September 30, 2017.

The following table provides selected financial data about our company for the period from the date of incorporation through September 30, 2017. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	September 30, 2017
Cash	$5,078
Total assets	$9,686
Total liabilities	$89
Shareholders' equity (deficit)	$9,597

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

The following plan of operations assumes that we will successfully commence operations. So far, we have entered into contracts for sale of Laundry and Washing Machine products in the amount of $30,118 and have collected a full payment for the order and have completed our first sale. There is no guarantee that we will be able to complete all of the following business plan activities or that we will produce future revenues (in addition to the initial sale) through completion of our next sale or additional sales of any amount.

Gathering of market information

1-2 months

No costs

We are going to search for Laundry and Washing Machine plants in China. We plan to study plants’ assortment and estimate quality and price range of Laundry and Washing Machine. We will find the optimal manufactures and negotiate agreements with them.

Establish our office

2-3 months

$3,000-$7,000

Upon completion of the offering we plan to set up an office in China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Kardo Valbe will take care of our initial administrative duties. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $5,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore, the office set up cots will be approximately $7,000.

Website Development

2-4 months

$4,000-$8,000

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During this period, we intend to begin developing our website. We are going to hire a website developer to register a web domain and hosting. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website will contain online pre-order and order bar and have to be easy for our clients payment systems’ integration.

The website development costs, including site design and implementation will be approximately $3,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site with extra features, therefore developing cost will be $5,000 and $8,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Hire a salesperson

2-6 months

$5,000-$15,000

If we sell 50% of the shares offered we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Marketing campaign

5-12 months

$8,000-$30,000

Primarily, we plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”) and www.baidu.com.

Also we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our service to potential clients.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees
SEC reporting and compliance	$12,000	$12,000	$12,000
Establishing an office	$3,000	$5,000	$7,000
Website development	$4,000	$5,000	$8,000
Marketing and advertising	$8,000	$20,000	$30,000
Sales person salary	$5,000	$10,000	$15,000
Total	$32,000	$52,000	$72,000

LIQUIDITY REQUIREMENTS

At September 30, 2017 we had $5,078 in cash. Our cash needs have so far been met by proceeds from sale of common stock to our officer and director, loans from Mr. Valbe and our initial sale to our first customer, who has no obligation to continue buying from our company. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer. As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer. The current rate at which we use funds in our operations is estimated to be approximately $3,000. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately two months.

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GOING CONCERN

In our audited financial statements as of September 30, 2017 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Mr. Valbe was selected as our Director based on her general business experience of three (3) years.

Mr. Valbe is not considered to be an independent director of the Company; we presently have no independent directors.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Kardo Valbe	23	President,
7 Kaapa,Tsolgo, Estonia 65552		Chief Financial Officer,
		Chief Executive Officer,
		Sole Director

Our Director Kardo Valbe:

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer listed are our only officer and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Kardo Valbe, 23, President

Mr. Valbe had been self-employed and owned the “A. Parim Pesupesemiseks” used laundry machine sales and repair store in Tsolgo, Estonia, between January 2014 and April 2017. Mr. Valbe was responsible for his own company operations and management. Mr. Valbe intends to devote 20 hours a week of his time to planning and organizing activities of Crest Radius Inc.

Kardo Valbe has acted as our President, Treasurer, and Director since our incorporation on April 3, 2017. Mr. Valbe owns 100% of the outstanding shares of our common stock. As such, it was decided that Mr. Valbe was going to be our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. Mr. Valbe previous experience, qualifications, attributes and skills were considered when he was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director is serving without compensation. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to anyone in our company.

SUMMARY COMPENSATION TABLE

						Non-Equity	Change in Pension Value and Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Kardo Valbe President, CEO, CFO and Director	2017	0	0	0	0	0	0	0	0

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kardo Valbe	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

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AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with Mr. Valbe.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and address of	Number of shares before offering	Number of shares after offering	Percentage before offering	Percentage after offering
Kardo Valbe 7 Kaapa, Tsolgo, Estonia 65552	4,000,000	4,000,000	100%	66.6%
Directors and officers as a group	4,000,000	4,000,000	100%	66.6%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares have been issued to the existing stockholder, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act, Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. It is our view that we are not a shell company but, instead, a start-up company as we have a definite business plan, hard fixed assets (our office) have undertaken substantial activity to buy from our suppliers and sell to our customers and have already entered into more then one material agreement with suppliers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April, 2017 the Company issued a total of 4,000,000 shares of common stock to Mr. Kardo Valbe for cash at $0.001 per share for a total of $4,000.

Mr. Valbe has loaned us funds for operations. The loan was not made pursuant to any loan agreement or promissory note. The loan is unsecured, non-interest bearing and due on demand. The balance due to the Mr. Valbe was $89 as of September 30, 2017. He is under no obligation to continue lending us money.

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We do not currently have any conflicts of interest by or among our current officer, director or key personal. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

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CREST RADIUS INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

SEPTEMBER 30, 2017

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Zia Masood Kiani & Co.
CHARTERED ACCOUNTANTS

Suite # 21, Block B
Abu Dhabi Tower
F – 11 Markaz, Islamabad - Pakistan
T: +92 (51) 2111906-7
F: +92 (51) 2700908
E: info@thezmk.com
W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Crest Radius Inc.

We have audited the accompanying balance sheets of Crest Radius Inc. ("the Company") as of September 30, 2017, and the related statements of operations, stockholder's equity, and cash flows for the year ended September 30, 2017. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crest Radius Inc. as of September 30, 2017, and the related statements of operations, stockholder's equity, and cash flows for the year ended September 30, 2017, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had experienced limited operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning this matter are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Ziamasood Kiani & Co.

Zia Masood Kiani & Co.
(Chartered Accountants)
Islamabad, Pakistan

Independent Auditors registered with
Public Company Accounting Oversight Board

Engagement Partner: Zia Ullah - FCA

Date: January 08, 2017

gmn international
PARTNERING FOR SUCCESS
GMN International is an association of
Legally independent accounting firms

F-1

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CREST RADIUS INC.
BALANCE SHEETS (Audited)

September 30, 2017

ASSETS

CURRENT ASSETS
Cash	$5,078

TOTAL CURRENT ASSETS	5,078

FIXED ASSETS
Building	$5,120
Accumulated Depreciation - Building	(512)

TOTAL FIXED ASSETS	4,608

TOTAL ASSETS	$9,686

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$89

TOTAL LIABILITIES	$89

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at September 30, 2017	$4,000
Additional Paid In Capital	-
Profit (loss) accumulated during the development stage	5,597

Total Stockholders' Equity	$9,597

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,686

The accompanying notes are an integral part of these financial statements

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CREST RADIUS INC.
STATEMENTS OF OPERATIONS (Audited)
FROM APRIL 03, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

REVENUES
Sales:
Product Sales	$30,118
Total Income	30,118

Cost of Goods Sold:
Purchases - Resale Items	$23,348
Total Cost of Goods Sold	23,348
Gross Profit	6,770

Operating Expenses:
General and administrative	$661
Depreciation	512

Total Expenses	1,173

Profit Before Income Tax	$5,597

Provision for Income Tax	-

Net Profit for Period	5,597

Net gain (loss) per share:
Basic and diluted	$0.0014

Weighted average number of shares outstanding:
Basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements

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CREST RADIUS INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Audited)
FROM APRIL 03, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

	Common Stock				Total
	Number of		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Gain (Deficit)	Equity

Balance - April 3, 2017 (Inception)	-	$-	$-	$-	$-

Common Shares issued:
for cash on April 11, 2017	4,000,000	4,000	-		4,000

Net Profit (loss)	-	-	-	5,597	5,597
Balance - September 30, 2017	4,000,000	$4,000	$-	$5,597	$9,597

The accompanying notes are an integral part of these financial statements

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CREST RADIUS INC.
STATEMENTS OF CASH FLOWS (Audited)
FROM APRIL 03, 2017 (INCEPTION) TO SEPTEMBER 30, 2017

Operating activities:

Net Profit	$5,597
Adjustment to reconcile net profit to net cash provided by operations:
Depreciation	512
Net profit before working capital changes	6,109

Changes in working capital:
(Increase)/ decrease in current assets;	-
Increase/(decrease) in current liabilities;
Increase in Loan payable - related party	89
Net changes in working capital	89

Net cash generated from operating activities	6,198

Investing activities:

Purchase of Building	(5,120)
Net cash used in investing activities	(5,120)

Financing activities:

Proceeds from issuance of common stock	4,000
Net cash provided by financing activities	4,000

Net increase in cash	5,078
Cash at the beginning of period	-

Cash at the end of period	$5,078

Supplemental disclosure of cash flow information:

Cash paid during the period;

Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

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Table of Content

Crest Radius Inc.

Notes to the Audited Financial Statements

September 30, 2017

Note 1: Organization and Basis of Presentation

Crest Radius Inc. (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on April 3, 2017.

The primary business of the Company will be the distribution of Laundry Washing Machines from China to the markets of the USA and Europe. The Company’s operations are based in Estonia, but use the U.S. dollar as its functional currency.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is September 30. The Financial Statements and related disclosures as of September 30, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

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Table of Content

Crest Radius Inc.

Notes to the Audited Financial Statements

September 30, 2017

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;

b.	the product has been shipped from either the Company or one of our suppliers, and;

c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The Company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer’s needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

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Table of Content

Crest Radius Inc.

Notes to the Audited Financial Statements

September 30, 2017

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. The Company has adopted the amendment as of fiscal year ended September 30, 2017.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of September 30, 2017, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period from inception (April 3, 2017) to September 30, 2017, the Company had a net profit of $5,597. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through revenues and the proceeds from an offering pursuant to a Registration Statement on Form S-1. The failure to achieve the necessary levels of profitability or obtain the funding would be detrimental to the Company.

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Table of Content

Crest Radius Inc.

Notes to the Audited Financial Statements

September 30, 2017

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

In April 2017 the Director and President of the Company made the initial deposits to the Company’s bank accounts (savings) in the amount $89 which is being carried as a loan payable. The balance of the loan at September 30, 2017 is $89. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On April 24, 2017 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000. As of September 30, 2017, there were no outstanding stock options or warrants.

Note 8: Fixed Assets

In April 2017 the Company purchased a small office located at 7 Kaapa, Tsolgo, Estonia. The purchase price was $5,120. The Company utilizes the space as a primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Buildings – 5 years

For the year ended September 30, 2017 the Company recorded depreciation expense of $512 for the building.

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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Table of Content

Crest Radius Inc.

Notes to the Audited Financial Statements

September 30, 2017

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2017 was 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Estonian taxes under Estonian corporate rules. As we become profitable, and have sustained revenue within Estonia, we may become subject to Estonian taxes.

Further, the company expects to incur losses in the next fiscal year during the start-up phase of the Company, these losses are expected to offset the minimal income recorded in the period of 2017. Consequently, no current tax provision has been made in these financial statements.

Note 10: Related Party Transactions

The Company’s sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company’s director. The nature and details of the transaction are described in Note 6.

Note 11: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

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DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL, _________________, 2018, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$9.96
Legal and Professional Fees	$3,500
Accounting and auditing	$3,500
Transfer Agent fees	$500
EDGARization	$492
TOTAL	$8,001.96

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In April, 2017 the Company issued a total of 4,000,000 shares of common stock to Kardo Valbe for cash at $0.001 per share for a total of $4,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Jackson L. Morris, Attorney at Law
10.1

Contracts: dated April 25, 2017 with Guangzhou Enejean Washing Equipment Manufacturing Co., Ltd, April 26, 2017 with Ningbo Qishuai Electrical Appliance Co., Ltd, dated April 21, 2017 with Shanghai Flying Fish Machinery Manufacturing Co., Ltd., dated April 19, 2017 with Zhengzhou Hento Machinery Co., Ltd.

23.1	Consent of Zia Masood Kiani & Co., Chartered Accountants for September 30, 2017 audit
23.3	Consent of Counsel (See Exhibit 5.1)
99	Subscription Agreement

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ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officer and controlling person pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada on January 16, 2018.

Crest Radius Inc, Registrant

By:	/s/ Kardo Valbe
Name:	Kardo Valbe
Title	President, Treasurer, Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kardo Valbe	Principal Executive Officer	January 16, 2018
Kardo Valbe	Title	Date

/s/ Kardo Valbe	Principal Financial Officer	January 16, 2018
Kardo Valbe	Title	Date

/s/ Kardo Valbe	Principal Accounting Officer	January 16, 2018
Kardo Valbe	Title	Date

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